EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Jeffrey A. Ludrof, Chief Executive Officer of the Erie Family Life Insurance Company (Company), and Philip A. Garcia, Chief Financial Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, that:

(1)	The Quarterly Report on Form 10-Q of the Company for the quarterly period March 31, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey A. Ludrof

Jeffrey A. Ludrof
President and Chief Executive Officer

/s/ Philip A. Garcia

Philip A. Garcia
Executive Vice President and Chief Financial Officer

April 27, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Erie Family Life Insurance Company and will be retained by Erie Family Life Insurance Company and furnished to the Securities and Exchange Commission or its staff upon request.

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